                                                                   Exhibit 11.1



                   COMPUTATION OF EARNINGS PER COMMON SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                               Years Ended September 30,
                                            ------------------------------

                                                1995      1994      1993
                                            --------  --------  --------
PRIMARY EARNINGS (NOTE A:)
Income before extraordinary loss
     and cumulative effect of
     accounting changes                     $119,983  $131,142  $ 58,856
Dividends on preferred stock                  (8,000)  (12,000)  (12,000)
Repurchase of preferred stock                (17,600)
                                            --------  --------  --------
     Subtotal                                 94,383   119,142    46,856
Extraordinary loss                                     (44,320)
Accounting changes                           (14,598)  (44,165)
                                            --------  --------  --------
Net income applicable to common stock       $ 79,785  $ 30,657  $ 46,856
                                            ========  ========  ========
Shares:
-------
Weighted average number of common
     shares outstanding                      141,215   140,532   139,321
Assuming conversion of dilutive
     stock options                               111        90       308
                                            --------  --------  --------
Weighted average number of common
     shares outstanding as adjusted          141,326   140,622   139,629
                                            ========  ========  ========
Primary earnings per common share:
----------------------------------
Income before extraordinary loss
     and cumulative effect of
     accounting changes                     $    .66  $    .85  $    .34
Extraordinary loss                                        (.31)
Accounting changes                              (.10)     (.32)
                                            --------  --------  --------
Net income                                  $    .56  $    .22  $    .34
                                            ========  ========  ========
FULLY DILUTED EARNINGS (NOTE A:)
Net income applicable to common stock       $ 79,785  $ 30,657  $ 46,856
Interest expense, net of tax, related to
     dilutive convertible debt                                     2,188
                                            --------  --------  --------
Net income as adjusted                      $ 79,785  $ 30,657  $ 49,044
                                            ========  ========  ========
Shares:
-------
Weighted average number of common
     shares outstanding                      141,215   140,532   139,321
Assuming conversion of
     dilutive convertible debt                                     7,165
Assuming conversion of dilutive
     stock options                               128        90       309
                                            --------  --------  --------
Weighted average number of common
     shares outstanding as adjusted          141,343   140,622   146,795
                                            ========  ========  ========

Fully diluted earnings per common share:
----------------------------------------
Income before extraordinary loss
     and cumulative effect of
     accounting changes                     $    .66  $    .85  $    .33
Extraordinary loss                                        (.31)
Accounting changes                              (.10)     (.32)
                                            --------  --------  --------
Net income                                  $    .56  $    .22  $    .33
                                            ========  ========  ========

Note A: This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.